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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (THE "Agreement"), effective as of July 1, 2004 (the "Effective Date"), by and between OLYMPIC STEEL, INC., an Ohio corporation ("Olympic"), and RICHARD T. MARABITO, an individual ("Marabito").

                                    RECITALS:

      WHEREAS, Marabito has served for many years as an executive officer of Olympic, including serving as Olympic's Chief Financial Officer since 2000; and

      WHEREAS, Olympic desires to assure itself of the continued employment of Marabito.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Company and Marabito agree as follows:

      1. Term. Olympic hereby employs Marabito and Marabito hereby accepts such employment, for an initial term commencing on the Effective Date and ending on December 31, 2006, unless sooner terminated in accordance with the provisions of
Section 4 or Section 5 (the "Initial Term"). Following expiration of the Initial Term, such employment of Marabito will continue in accordance with the terms of this Agreement from year to year (each, a "Renewal Term") thereafter (subject to termination as aforesaid), unless either party notifies the other party in writing prior to ninety (90) days before the expiration of the Initial Term or any Renewal Term of its intention to not renew this Agreement (the Initial Term and any Renewal Term (but not after any termination) being hereinafter collectively referred to as the "Term").

      2. Duties. Marabito will serve as Chief Financial Officer of Olympic, and will faithfully perform for Olympic and its subsidiaries the duties of an executive, managerial or administrative nature as will be specified and designated from time to time by Olympic's Chief Executive Officer and Board of Directors (the "Board of Directors"). Marabito will devote substantially all of his business time and effort to the performance of his duties hereunder.

      3. Compensation.

      3.1 Salary. (a) During the Term, Olympic will pay Marabito a salary at the rate of Three Hundred Thousand Dollars ($300,000) per annum (the "Annual Salary"). The Annual Salary may be increased by an amount as the Compensation Committee of the Board of Directors (the "Compensation Committee") will determine in its sole discretion. The Annual Salary will be payable in accordance with the Company's

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standard payroll practices, subject to normal and customary payroll deductions as may be required pursuant to any applicable law, or government regulation or ruling.

            3.2 Benefits. Marabito will be permitted during the Term to participate in all group life, hospitalization or disability insurance plans, health programs, retirement plans or similar benefits that are generally available to other senior executive officers of Olympic (collectively, the "Benefits"), on the same terms as such other executives, in each case to the extent that Marabito is eligible under the terms of such plans or programs.

            3.3 Expenses. Olympic will pay or reimburse Marabito for all reasonable out-of-pocket expenses actually incurred or paid by Marabito during the Term in the performance of Marabito's services under this Agreement, provided that Marabito submits to Olympic proof of such expenses, using properly completed forms as prescribed from time to time by Olympic.

            3.4 Annual Bonus. During the Term, Marabito will be entitled to participate in Olympic's Senior Management Compensation Program, in such amount and with such target levels as is determined by the Compensation Committee (the "Annual Bonus).

      4. Death or Disability.

            4.1 Termination of Employment. If Marabito dies during the Term, this Agreement and Marabito's employment hereunder will terminate, and the obligations of Olympic to or with respect to Marabito will terminate in their entirety except as otherwise provided under this Section 4. If Marabito, by virtue of ill health or other physical or mental disability, is unable to perform substantially and continuously any material portion of the duties assigned to him for one hundred eighty (180) days in the aggregate during any twelve (12) month period, or for any ninety (90) consecutive days (in each case, a "Disability"), Olympic will have the right to terminate the employment of Marabito upon notice in writing to Marabito, provided, however that Marabito will have the right to, within ten (10) days after receipt of such termination notice, dispute Olympic's ability to terminate him for Disability under this
Section 4.1. Within ten (10) days after exercising such right, Marabito will submit to a physical examination by the Chief of Medicine of any major hospital in the metropolitan Cleveland, Ohio area. Unless such physician issues a written statement within ten (10) days after the date of such physical examination to the effect that, in such physician's opinion based on his or her diagnosis, Marabito is capable of resuming his employment and devoting his full time and energy to discharging his duties hereunder, Olympic will have the right to terminate Marabito under this Section 4.1 without further dispute.

            4.2 Earned and Accrued Annual Salary, Etc. Upon termination under
Section 4.1, Marabito (or Marabito's estate or beneficiaries in the case of the death of Marabito) will be entitled to receive any Annual Salary, Annual Bonus and other Benefits earned and accrued under this Agreement, and reimbursement under this Agreement for expenses incurred, prior to the date of termination (for these purposes, if such termination occurs during a fiscal year, the Annual Bonus for such fiscal year will be prorated based

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upon the number of days in such fiscal year which elapsed before such termination, and will be paid at the time provided for in Section 3.4).

            4.3 Continuation of Annual Salary; Benefits. In addition to the compensation payable under Section 4.2, upon any termination under Section 4.1, Marabito (or his estate in the case of his death) will be entitled to one year's Annual Salary, payable in a lump sum. Further, Marabito and/or his surviving spouse, if any, and minor children (collectively, the "Dependents") will be eligible to continue to participate in Olympic's health insurance programs, at the expense of Olympic, for one (1) year after the date of such termination. After such one-year period, Marabito's Dependents will be entitled to participate in any insurance program of the Company to the extent required by federal or state law. No provision of this Agreement will limit any of Marabito's (or his Dependants') rights under any insurance, pension or other benefit programs of Olympic for which Marabito will be eligible at the time of such death or Disability. Except as expressly provided in Sections 4.2 and 4.3, in the event of a termination of Marabito's employment under 4.1, Marabito will have no further rights, and the Company will have no further liability, under this Agreement.

      5. Certain Terminations of Employment.

            5.1 Termination for Cause. For purposes of this Agreement, "Cause" will be deemed to exist if Marabito: (i) is convicted of (or pleads no contest to) a felony, involving an act or acts of dishonesty by Marabito or which resulted or intended to result directly or indirectly in substantial gain or personal enrichment at the expense of the Company or is convicted of any crime of moral turpitude (other than resulting from actions taken at the direction or with the approval of the Board of Directors); (ii) is found by reasonable determination of the Board of Directors, made in good faith, to have engaged in:
(A) willful misconduct; (B) willful or gross neglect; (C) fraud; (D) misappropriation; or (E) embezzlement in the performance of his duties hereunder; or (iii) breaches in any material respect the terms and provisions of this Agreement and fails to cure such breach within ten (10) days following written notice from the Company specifying such breach. Olympic may terminate Marabito's employment hereunder for Cause on written notice (which notice will specify the reasons for such termination) given to Marabito at any time following the occurrence of any of the events described in clauses (i) through
(ii) above, and on written notice given to Marabito at any time not less than 30 days following the occurrence of any of the events described in clause (iii) above. Upon such termination for Cause, Marabito will be entitled to receive any Annual Salary, Annual Bonus and other Benefits earned and accrued under this Agreement, and reimbursement under this Agreement for expenses incurred, prior to the date of such termination. Except as expressly provided in this Section 5.1, in the event of a termination of Marabito's employment for Cause, Marabito will have no further rights, and the Company will have no further liability, under this Agreement.

            5.2 Termination by Olympic Without Cause. During the Term, Olympic may terminate Marabito's employment hereunder for any reason on at least thirty
(30) days' written notice given to Marabito. If Olympic so terminates Marabito during the Term, other than pursuant to Section 4, Section 5.1 (and other than in the case of a non-

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renewal of the Term under Section 5.3), then Marabito will be entitled to receive any Annual Salary, Annual Bonus, other Benefits earned and accrued under this Agreement, and reimbursement under this Agreement for expenses incurred, prior to the date of such termination. In addition, during the period ending on the later of (1) the termination of this Agreement, or (ii) one (1) year following the date of any such termination under this Section 5.2, Marabito will also be entitled to:

            (A) continue to receive the Annual Salary payable in the amounts and at the times provided for in Section 3.1 as if such employment had not otherwise been so terminated;

            (B) continue to receive the Annual Bonus (if any) payable at the times provided for in Section 3.4 as if such employment had not otherwise been so terminated; and

            (C) continue to receive any Benefits to which Marabito is otherwise entitled hereunder on substantially the same terms and conditions; provided, however, that such continuation of Benefits will not be required hereunder to the extent that Marabito is entitled (absent any individual waivers or other arrangements) to receive during such period the same type of coverage from another employer or recipient of Marabito's services.

      Except as expressly provided in this Section 5.2, in the event of a termination of Marabito's employment under this Section 5.2, Marabito will have no further rights, and the Company will have no further liability, under this Agreement.

            5.3 Non-Renewal. Upon Olympic's notification to Marabito of its intention not to renew this Agreement pursuant to Section 1, this Agreement and Marabito's employment hereunder will terminate at the end of the then-occurring Initial Term or Renewal Term, as applicable. If Olympic elects not to renew this Agreement, then Marabito will be entitled to receive any Annual Salary, Annual Bonus, other Benefits earned and accrued under this Agreement, and reimbursement under this Agreement for expenses incurred, prior to the date of such termination. In addition, during the one (1) year period immediately following the date of any such termination under this Section 5.3, Marabito will also be entitled to: (A) continue to receive the Annual Salary payable in the amounts and at the times provided for in Section 3.1 as if such employment had not otherwise been so terminated; and (B) continue to receive any Benefits to which Marabito is otherwise entitled hereunder on substantially the same terms and conditions; provided, however, that such continuation of Benefits will not be required hereunder to the extent that Marabito is entitled (absent any individual waivers or other arrangements) to receive during such period the same type of coverage from another employer or recipient of Marabito's services. Except as expressly provided in this Section 5.3, in the event of a termination of Marabito's employment under this Section 5.3, Marabito will have no further rights, and the Company will have no further liability, under this Agreement.

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      6. Non-Competition. During the period (the "Restrictive Period") ending one (1) year following the date of Marabito's termination of employment for whatever reason (the "Termination Date"), Marabito will not become a principal of or assume control of, and will not take a management, consultant, or other position with: (i) any steel service center or distributor conducting business within those portions of the United States wherein the Company is conducting business on the Termination Date; or (ii) a business engaged in direct competition with any other significant business carried on by the Company on the Termination Date; provided, however, that nothing in this Section 6 will preclude ownership by Marabito of less than five percent (5%) of the equity of a corporation, limited liability company or other business entity, and that such ownership standing alone, will not be deemed competition with the Company within the meaning of this Section 6.

      7. Non-Solicitation; Non-Hire. During the Restrictive Period, Marabito will not, directly, indirectly or through an affiliate: (a) solicit, divert, take away or attempt to solicit, divert or take away any of Olympic or any of its subsidiaries' customers, distributors, or suppliers; or (b) hire any employee who has left the employment of Olympic or its subsidiaries after the Effective Date within one year of the termination of such employee's employment with Olympic or one of its subsidiaries.

      8. Confidentiality. During the Term and all periods thereafter, Marabito will keep secret and retain in strictest confidence, and will not use for his benefit or the benefit of others, except in connection with the business and affairs of Olympic and its subsidiaries, all confidential matters relating to the business of Olympic and its subsidiaries learned by Marabito during his employment by Olympic, including, without limitation, information with respect to: (a) sales figures; (b) profit or loss figures; and (c) customers, clients, suppliers, sources of supply and customer lists (collectively, the "Confidential Company Information"). Marabito will not disclose the Confidential Company Information to anyone outside of Olympic or its subsidiaries except with Olympic's express written consent, except for Confidential Company Information which: (1) is at the time of receipt or thereafter becomes publicly known through no wrongful act of Marabito; or (2) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Marabito or made available to Marabito concerning the business of Olympic and its subsidiaries will be Olympic's property and will be delivered to Olympic at any time on request.

      9. Rights and Remedies upon Breach. If Marabito breaches, or threatens to commit a breach of, any of the provisions of Sections 6, 7 and/or 8 (collectively, the "Restrictive Covenants"), Olympic and/or its subsidiaries will have, in addition to any and all other rights at law, and equity, the right and remedy to have the Restrictive Covenants specifically enforced (without posting bond) by any court having equity jurisdiction, including, without limitation, the right to an entry against Marabito of restraining orders and injunctions (preliminary, mandatory, temporary and permanent)

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against violations, threatened or actual, and whether or not then continuing, of such Restrictive Covenants. Marabito acknowledges and agrees that the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects, that any such breach or threatened breach of the Restrictive Covenants will cause irreparable injury to Olympic, and that money damages will not provide an adequate remedy to Olympic in the event of any such breach or threatened breach.

      10. Other Provisions.

            10.1 Severability. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement will not thereby be affected and will be given full effect, without regard to the invalid portions.

            10.2 Blue-Penciling. If any court determines that any of the covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants or any part thereof, is unenforceable because of the duration or scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, will be reduced so that such provision becomes enforceable and, in its reduced form, such provision will then be enforceable and will be enforced.

            10.3 Enforceability; Jurisdiction. Olympic and Marabito intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise, it is the intention of Olympic and Marabito that such determination not bar or in any way affect Olympic's right or the right of its subsidiaries to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable, diverse and independent covenants.

            10.4 Notices. Any notice or other communication required or permitted hereunder will be in writing and will be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

                           (i) If to Olympic, to:

                                    Olympic Steel, Inc.
                                    5096 Richmond Road
                                    Bedford, Ohio  44146
                                    Attention:  Chief Executive Officer

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                                    With a copy to:

                                    Marc H. Morgenstern, Esq.
                                    Kahn Kleinman, LPA
                                    1301 East Ninth Street, Suite 2600
                                    Cleveland, Ohio  44114-1824

                           (ii) If to Marabito to:

                                    Richard T. Marabito
                                    7919 Sherman Road
                                    Gates Mills, Ohio  44040

Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

            10.5 Entire Agreement.This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with the exception of the Management Retention Agreement entered into by and between Olympic and Marabito on or about April 20, 2000, which shall remain in full force and effect. In the event of any conflict between this Agreement and the Management Retention Agreement, the terms of the Management Retention Agreement shall prevail.

            10.6 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any part in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

            10.7 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Ohio without regard to principles of conflicts of law.

            10.8 Assignment. This Agreement, and Marabito's rights and obligations hereunder, may not be assigned by Marabito, and any purported assignment by Marabito in violation hereof will be null and void. In the event of any sale, transfer or other disposition of all or substantially all of Olympic's assets or business, whether by merger, consolidation or otherwise, Olympic may assign this Agreement and its rights hereunder.

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            10.9 Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

            10.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original but all such counterparts together will constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

            10.11 Headings. The headings in this Agreement are for reference only and will not affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed their names on the Effective Date.

                            "OLYMPIC"

                            OLYMPIC STEEL, INC.

                            By:_______________________________
                            Print Name:  Michael D. Siegal
                            Its:  Chief Executive Officer

                            "MARABITO"

                            __________________________________
                            Richard T. Marabito

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